Exhibit 99

Wednesday January 21, 11:48 am Eastern Time

Company Press Release


         JWCHARLES FINANCIAL SERVICES, INC. TO ACQUIRE
               GENESIS MERCHANT GROUP SECURITIES

          Firm to be Named JW Genesis Financial Corp.
          -------------------------------------------


     BOCA RATON, FLORIDA, January 21, 1998 -- JWCharles Financial Services, Inc. (AMEX: JWC) and Genesis Merchant Group Securities, LLC announced today that they have entered into a definitive agreement under which JWCharles will acquire Genesis in a stock transaction. The transaction will combine Genesis' institutionally focused research, sales, trading, private client services and corporate finance expertise with JWCharles' national retail network and clearing business.

     The acquisition of Genesis will accelerate JWCharles' ability to expand its services to existing clients and at the same time provide Genesis with the platform from which to expand its equity underwriting and corporate client base.

     Under the structure of the transaction, the two firms will combine to create a new holding company with the name "JW Genesis Financial Corp.", which will trade on the American Stock Exchange in lieu of JWCharles, which will then become a wholly-owned subsidiary of JW Genesis. Existing shareholders of JWCharles will exchange their stock for stock of JW Genesis on a one-for-one basis, and JW Genesis will issue 1,500,000 shares of its common stock to the holders of Genesis' equity interests. The transaction, which will be accounted for as a purchase, is expected to be completed this Spring and is subject to JWCharles' shareholder approval and regulatory approval as well as other customary conditions of closing.

     Based upon JWCharles' closing price on Tuesday, January 20,
1998, the value of the stock to be issued to the Genesis equity holders is approximately $20 million. Genesis, which had 1997 revenues of approximately $30 million, has been operated as a limited liability company and its acquisition is expected to have an accretive effect on earnings.

     "Genesis is a great strategic fit for us on every level," said Marshall T. Leeds, Chairman and Chief Executive Officer of JWCharles. "Genesis is highly-regarded in the financial services industry and has a strong reputation for innovation and integrity among clients and competitors. Genesis provides us with an immediate platform from which to offer to our clients access new areas of expertise as well as the ability to provide a broad range of equity underwriting and other investment banking and investment management services that we are currently not able to provide."

     "JWCharles is the right partner for us, at the right time, and in the right place," said Will K. Weinstein, Chairman of Genesis. "We believe the fit between our organizations is outstanding and we share a common vision of our future in the financial services industry. Working together, our combined customer bases and complementary services should significantly enhance our market visibility and the total volume of our combined businesses."

     Mr. Leeds added: "We expect that this acquisition will be the catalyst for accelerated growth, creating more opportunities for our combined sales, professional and support staffs. After a brief period of time dedicated to combining the companies, I fully expect that we will see our numbers grow. There will be no layoffs, no department closures or other significant changes. It's simply a great fit."

     Following the acquisition, it is expected that Mr. Weinstein and Phillip C. Stapleton, President of Genesis, will join the JW Genesis board of directors. Mr. Weinstein is expected to become Vice Chairman of the Board of JW Genesis, while Mr. Stapleton is expected to become Chief Operating Officer of JW Genesis and continue in his current capacity as President of Genesis. Mr. Leeds will continue as Chairman of the Board and Chief Executive Officer of JW Genesis.

     JWCharles, recognized in 1996 and 1997 by FORBES MAGAZINE as one of America's 200 Best Small Companies, provides a wide range of financial services to individuals, businesses and brokerages through its principal subsidiaries, JWCharles Securities, Inc., JWCharles Clearing Corp. and Corporate Securities Group, Inc.

     Genesis is a San Francisco-based institutional equity investment banking firm known primarily for its expertise in institutional trading and innovative research focused on high-growth industries. The span of Genesis' businesses includes institutional research, sales and trading, corporate finance, brokerage processing and private client services.

     THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING
     STATEMENTS UNDER FEDERAL SECURITIES LAWS, INCLUDING
     STATEMENTS REGARDING THE COMPANY'S EXPECTED FUTURE
     BUSINESS AND PROSPECTS.  THESE FORWARD-LOOKING
     STATEMENTS ARE BASED UPON CURRENT EXPECTATIONS AND
     INVOLVE CERTAIN RISKS AND UNCERTAINTIES THAT COULD
     CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY
     SUCH STATEMENT, INCLUDING THE RISKS AND UNCERTAINTIES
     DISCUSSED IN THE COMPANY'S PROSPECTUS DATED AUGUST 14,
     1997 COMMENCING ON PAGE 23, WHICH DISCUSSION IS
     INCORPORATED HEREIN BY REFERENCE.

                              ###


Contacts:  Margo Vulcich, Investor Relations, 561-338-2721
           Joel E. Marks, Chief Financial Officer, 561-338-2803